Exhibit 99.1

Byrna Technologies Fiscal First Quarter 2025 Results

Q1 Revenue Grows 57% Year-Over-Year to $26.2 Million as Byrna Introduces New Retail Channels and Ramps U.S. Manufacturing

ANDOVER, Mass., April 10, 2025 - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today reported select financial results for its fiscal first quarter (“Q1 2025”) ended February 28, 2025.

Fiscal First Quarter 2025 and Recent Operational Highlights

●	Launched Byrna’s first store-within-a-store concept at Sportsman’s Warehouse flagship location in Saratoga Springs, Utah, with 12 additional locations expected to open by early May.
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Opened three company-owned retail stores in high-foot-traffic areas in the Greater Nashville Area, Scottsdale, Arizona, and Salem, New Hampshire, generating between $1,000 and $1,700 in daily sales per store in their first full month of operation. A fourth store in Fort Wayne, Indiana is opening today.

●	Increased launcher production capacity by 33% to 24,000 launchers per month and began producing payload ammo rounds at its new Fort Wayne ammo facility, capable of producing 8 million rounds per year.
●	Strengthened domestic sourcing, achieving 92% U.S.-made components for Byrna’s flagship model, the Byrna SD, as part of Byrna’s ongoing ‘Made in America’ initiative.
●

Partnered with celebrity influencers Charlie Kirk, Megyn Kelly, Lara Trump, and Donald Trump Jr. to amplify brand awareness and promote the normalization of less-lethal solutions, while continuing to optimize marketing spend for maximum impact.

Fiscal First Quarter 2025 Financial Results

Results compare Q1 2025 to the 2024 fiscal first quarter ended February 29, 2024 unless otherwise indicated.

Net revenue for Q1 2025 grew 57% year-over-year to $26.2 million from $16.7 million in the fiscal first quarter of 2024 (“Q1 2024”). The strong year-over-year growth was primarily attributable to continuing sales momentum, channel expansion, and broader brand adoption.

Gross profit for Q1 2025 increased to $15.9 million (61% of net revenue) from $9.6 million (58% of net revenue) in Q1 2024. The increase in gross profit was driven by a reduction in component costs driven by a mid-2024 initiative focused on “design for manufacturability” and the economies of scale resulting from increased production volumes.

Operating expenses for Q1 2025 were $14.2 million, compared to $9.8 million for Q1 2024. The increase was primarily due to higher variable selling expenses, payroll costs, and increased discretionary marketing spend.

Net income for Q1 2025 was $1.7 million, a significant improvement from $17,000 for Q1 2024. This increase was driven by an overall increase in product sales.

Adjusted EBITDA1, a non-GAAP metric reconciled below, for Q1 2025 totaled $2.8 million, compared to $1.2 million in Q1 2024.

Cash, cash equivalents and marketable securities at February 28, 2025 totaled $19.3 million compared to $25.7 million at November 30, 2024. The decrease reflects planned increases in inventory ahead of the Compact Launcher release and normal seasonal working capital movements. Inventory at February 28, 2025 totaled $23.2 million compared to $20.0 million at November 30, 2024. The Company has no current or long-term debt.

Management Commentary

Byrna CEO Bryan Ganz stated: “We delivered a strong start to the fiscal year with 57% revenue growth and our second-highest quarter ever, only 6% below our record $28 million Q4, despite Q1 traditionally being our slowest seasonal period. The strong results reflect continuing sales momentum, increasing adoption of less-lethal self-defense options, and rising brand visibility. As expected, January sales softened due to post-holiday consumer fatigue and waning consumer confidence; however, we saw daily sales improve month-over-month in both February and March. Looking ahead, we believe our performance will continue to be supported by Byrna’s expanding retail footprint, growing Amazon presence, and sustained awareness-building efforts – all of which lay the groundwork for the upcoming Compact Launcher release.

“We launched our first store-within-a-store at Sportsman’s flagship store in Saratoga Springs, Utah in March, and the partnership is off to a strong start. Byrna products are expected to be available in 12 additional store-within-a-store locations by early May as part of our 13-store pilot program. Each location will be supported by a Byrna representative during the rollout period to help ensure the strongest possible launch. Sportsman’s has demonstrated a strong commitment to the partnership, and we are jointly funding the buildout, with Byrna covering half of the roughly $15,000 cost per installation. Depending on store layout, these store-within-a-store locations will either include a Byrna-branded firing range – converted from a former archery bay – or a self-contained shooting lane with dedicated display cases and shelf space. Separately, Sportsman’s plans to add Byrna point-of-sale displays at an additional 41 locations, which will also include a Byrna shooting experience.

“Assuming that these stores perform similarly to Byrna’s retail stores, Sportsman’s intends to continue opening the Byrna store-within-a-store installations in additional stores. Based on the early performance of the initial stores, we could expand to approximately 30 store-within-a-store locations by the end of August, with a goal of reaching 50 by year-end and potentially adding another 50 in 2026.

“At the same time, we opened three company-owned stores in Q1. While our current emphasis is on capital-efficient retail expansion through partnerships like Sportsman’s, we remain excited about the long-term potential of Byrna-branded stores, particularly in regions not served by our retail partners. Additionally, these stores act as flagship stores for Byrna, where we can run training programs, host celebrities, and bring in local groups. Early results for the new stores have exceeded expectations, with daily sales averaging between $1,000 and $1,700 per store. These locations have proven especially effective at reaching first-time Byrna customers, and we’re seeing strong walk-in traffic and local engagement. As we evaluate our broader retail strategy, these stores continue to provide valuable insights into consumer behavior and brand building in high-foot-traffic areas.

1 See non-GAAP financial measures at the end of this press release for a reconciliation and a discussion of non-GAAP financial measures.

“On the operations front, we increased monthly launcher production capacity to 24,000 units across four active production lines. In the first quarter, we built inventory across our SD and LE platforms in preparation for the launch of the Compact Launcher. While the ultimate launcher mix remains to be seen, our Fort Wayne factory has the flexibility to shift production between CL, SD, and LE models based on real-time demand.

“In March, we also began producing payload rounds at our new ammunition manufacturing facility in Fort Wayne, Indiana, which has the capacity to produce up to 8 million rounds annually. Several machines are already operational, with additional machines coming online over the next few months to support future volume growth. We also have four additional dosing and welding machines on order as we expect to see significant increases in ammo demand with the release of the Compact Launcher, particularly as the CL uses a .61 caliber round which will only be available from Byrna for the foreseeable future.

“As part of our commitment to domestic manufacturing, we’ve made significant progress with our ‘Made in America’ initiative. Today, 92% of the components used in the manufacture of our flagship SD launcher are sourced from U.S. suppliers, which is up from just 34% a few months ago. We remain on track to exceed 90% domestic sourcing for all products by the end of 2025, a milestone that enhances our supply chain reliability, reduces tariff risk, and supports our brand story.

“We continued to refine our roster of celebrity and influencer partners, recently adding personalities such as Megyn Kelly, Charlie Kirk, Lara Trump, and Donald Trump Jr. to our existing lineup. These partnerships support our strategy to normalize the category and reach new audiences across demographic segments.

“In financial matters, we expect our effective tax rate to increase to approximately 23% in 2025 as we transition into full taxpayer status. Our balance sheet remains strong, and while we expect some working capital investment in Q2 as inventory builds ahead of the CL launch, we will very quickly start turning the inventory into cash once the launcher is released. Accordingly, we anticipate continued cash generation in the second half of the year.

“With momentum across our channels, scalable partnerships in place, and a highly anticipated new product on the horizon, we remain confident in our ability to continue to execute through 2025 and beyond.”

Conference Call

The Company’s management will host a conference call today, April 10, 2025, at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Toll-Free Dial-In: 877-709-8150

International Dial-In: +1 201-689-8354

Confirmation: 13752594

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Byrna’s website.

About Byrna Technologies Inc.

Byrna is a technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here. The Company is the manufacturer of the Byrna® SD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company’s e-commerce store.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "expects," "intends," "anticipates," and "believes" and statements that certain actions, events or results "may," "could," "would," "should," "might," "occur," or "be achieved," or "will be taken." Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to our statements related to our expected sales during 2025, our ability to scale production lines, Byrna’s ability to remain self-sustaining, profitable and cash flow positive, Byrna’s ability to open new retail locations and realize revenue growth from them, the expected scale, timing and benefits of Byrna’s store-within-a-store partnership with Sportsman’s Warehouse, the benefits and continued success of Byrna’s celebrity endorser strategy, Byrna’s ability to re-shore production and cease purchasing parts from China on the anticipated timeline, the expected benefits of re-shoring production, the anticipated growth and potential size of the U.S. less-lethal market, and Byrna’s positioning for sustained growth in 2025 and 2026. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, disappointing market responses to current or future products or services; prolonged, new, or exacerbated disruption of our supply chain; the further or prolonged disruption of new product development; production or distribution disruption or delays in entry or penetration of sales channels due to inventory constraints, competitive factors, increased transportation costs or interruptions, including due to weather, flooding or fires; prototype, parts and material shortages, particularly of parts sourced from limited or sole source providers; determinations by third party controlled distribution channels, including Amazon, not to carry or reduce inventory of the Company’s products; determinations by advertisers or social media platforms, or legislation that prevents or limits marketing of some or all Byrna products; the loss of marketing partners; increases in marketing expenditure may not yield expected revenue increases; potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, or other factors; product design or manufacturing defects or recalls; litigation, enforcement proceedings or other regulatory or legal developments; changes in consumer or political sentiment affecting product demand; regulatory factors including the impact of commerce and trade laws and regulations; and future restrictions on the Company’s cash resources, increased costs and other events that could potentially reduce demand for the Company’s products or result in order cancellations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, ("Risk Factors") in the Company’s most recent Form 10-K and Part II, Item 1A (“Risk Factors”) in the Company’s most recent Form 10-Q, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com

-Financial Tables to Follow-

BYRNA TECHNOLOGIES INC.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Amounts in thousands except share and per share data)

(Unaudited)

	For the Three Months Ended
	February 28
	2025	2024
Net revenue	$26,190	$16,654
Cost of goods sold	10,266	7,015
Gross profit	15,924	9,639
Operating expenses	14,228	9,803
INCOME (LOSS) FROM OPERATIONS	1,696	(164)
OTHER INCOME (EXPENSE)
Foreign currency transaction loss	(80)	(58)
Interest income	186	280
Loss from joint venture	-	(42)
Other income (expense)	-	1
INCOME (LOSS) BEFORE INCOME TAXES	1,802	17
Income tax expense	(140)	-
NET INCOME (LOSS)	$1,662	$17

Foreign currency translation adjustment for the period	(130)	(115)
Unrealized gain on marketable securities	60	-
COMPREHENSIVE INCOME (LOSS)	$1,592	$(98)

Basic net income (loss) per share	$0.07	$0.00
Diluted net income (loss) per share	$0.07	$0.00

Weighted-average number of common shares outstanding - basic	22,587,099	22,035,249
Weighted-average number of common shares outstanding - diluted	24,098,635	22,838,827

BYRNA TECHNOLOGIES INC.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	February 28	November 30,
	2025	2024
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,669	$16,829
Marketable Securities	11,620	8,904
Accounts receivable, net	2,900	2,630
Inventory, net	23,182	19,972
Prepaid expenses and other current assets	3,441	2,623
Total current assets	48,812	50,958
LONG TERM ASSETS
Deposits for equipment	3,669	2,665
Right-of-use-asset, net	2,218	2,452
Property and equipment, net	4,651	3,408
Intangible assets, net	3,273	3,337
Goodwill	2,258	2,258
Deferred tax asset	5,468	5,837
Other assets	689	1,007
TOTAL ASSETS	$71,038	$71,922

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$11,183	$13,108
Operating lease liabilities, current	572	539
Deferred revenue, current	482	1,791
Total current liabilities	12,237	15,438
LONG TERM LIABILITIES
Deferred revenue, non-current	11	17
Operating lease liabilities, non-current	1,963	2,098
Total liabilities	14,211	17,553

STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	25	25
Additional paid-in capital	133,895	133,029
Treasury stock	(21,253)	(21,253)
Accumulated deficit	(55,121)	(56,783)
Accumulated other comprehensive loss	(719)	(649)

Total Stockholders’ Equity	56,827	54,369

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$71,038	$71,922

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide an additional financial metric that is not prepared in accordance with GAAP (non-GAAP) with presenting non-GAAP adjusted EBITDA. Management uses this non-GAAP financial measure, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance. We believe that this non-GAAP financial measure helps us to identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we exclude in the calculations of the non-GAAP financial measure.

Accordingly, we believe that this non-GAAP financial measure reflects our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

This non-GAAP financial measure does not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other non-GAAP measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.

Adjusted EBITDA

Adjusted EBITDA is defined as net (loss) income as reported in our condensed consolidated statements of operations and comprehensive (loss) income excluding the impact of (I) depreciation and amortization; (ii) income tax provision (benefit); (iii) interest income (expense); (iv) stock-based compensation expense, (v) impairment loss, and (vi) one time, non-recurring other expenses or income. Our Adjusted EBITDA measure eliminates potential differences in performance caused by variations in capital structures (affecting finance costs), tax positions, the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We also exclude certain one-time and non-cash costs. Reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP measure, is as follows (in thousands):

	For the Three Months Ended
	February 28
	2025	2024
Net Income (Loss)	$1,662	$17

Adjustments:
Interest income	(186)	(280)
Income tax expense	140	-
Depreciation and amortization	185	338
Non-GAAP EBITDA	$1,801	$75

Stock-based compensation expense	840	938
Severance/Separation/Officer recruiting	130	163
Non-GAAP adjusted EBITDA	$2,771	$1,176